Exhibit 99.1

Contact:

Rush Enterprises, Inc., San Antonio

Steven L. Keller, 830-626-5226

kellers@rushenterprises.com

Karen S. Konecny, 830-626-5102

konecnyk@rushenterprises.com

RUSH ENTERPRISES, INC. SIGNS AGREEMENT TO ACQUIRE ASSETS OF DEALERSHIP
GROUPS IN ILLINOIS AND INDIANA

SAN ANTONIO, Texas, September 26, 2013 —Rush Enterprises, Inc. (NASDAQ: RUSHA & RUSHB), which operates the largest network of commercial vehicle dealerships in North America, today announced that certain of its subsidiaries have entered into agreements to purchase certain assets of CIT, Inc., which does business as Chicago International Trucks, Mcgrenho L.L.C., which does business as Indy Truck Sales, and Indiana Mack Leasing, LLC; and the membership interests of Idealease of Chicago, LLC.  The acquisition includes International commercial truck dealerships and Idealease commercial vehicle rental and leasing businesses in Carol Stream, Chicago, Grayslake, Huntley, Joliet, Kankakee and Ottawa, Illinois, and Brazil, Gary and Indianapolis, Indiana, which, collectively, had unaudited revenues of approximately $405 million in 2012.

The proposed acquisition is expected to close, subject to customary closing conditions, in the first quarter of 2014. When complete, the acquisition will expand the Company’s contiguous network of Rush Truck Centers in the Midwest.

The Company anticipates that the purchase price for the assets will be paid in cash and partially financed under the Company’s commercial vehicle borrowing and accounts receivable financing arrangements. The Company expects the transaction to be accretive to future earnings.

“This acquisition is a significant opportunity to expand our service network in the Midwestern United States, providing strategic market coverage for truck owners operating in this region,” said W. M. “Rusty” Rush, Chairman, CEO and President of Rush Enterprises, Inc. “Chicago International Trucks and Indy Truck Sales are respected dealer organizations, and we are excited to add these operations to our Rush Truck Center network. We look forward to continuing the standard of service excellence they have established in these markets. We are also pleased to expand our relationship with Navistar by representing reputable brands such as International and Idealease in this region of the country.”

Exhibit 99.1

Certain statements contained in this press release, including those concerning the proposed acquisition of certain assets of the dealership groups in Illinois and Indiana, the proposed acquisition’s impact on the Company’s future earnings, and the Company’s intention to finance a portion of the purchase price are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, whether the proposed acquisition is ultimately consummated, competitive factors, general U.S. economic conditions, economic conditions in the new and used commercial vehicle markets, customer relations, relationships with vendors, product introductions and acceptance, changes in industry practices, one-time events and other factors described herein and in filings made by the Company with the Securities and Exchange Commission.

About Rush Enterprises, Inc.

Rush Enterprises, Inc. is the premier service provider to the commercial vehicle industry and owns and operates the largest network of commercial vehicle dealerships in the United States, representing truck and bus manufacturers, including Peterbilt, International, Hino, Isuzu, Ford, IC Bus and Blue Bird. The Company's vehicle centers are strategically located in high traffic areas on or near major highways throughout the United States. These one-stop centers offer an integrated approach to meeting customer needs — from sales of new and used vehicles to aftermarket parts, service and body shop operations plus a wide array of financial services, including financing, insurance, leasing and rental. Rush Enterprises' operations also provide vehicle up-fitting, chrome accessories and tires. For more information, please visit www.rushenterprises.com.